Exhibit 10.10

THEROX, INC.

2008 STOCK INCENTIVE PLAN

The 2008 STOCK INCENTIVE PLAN (the “Plan”) is hereby established and adopted this 22nd day of July, 2008 (the “Effective Date”) by Therox, Inc., a Delaware Corporation (the “Company”).

ARTICLE 1.

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company that is tied to the Company’s performance, thereby giving them an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 Affiliated Company. “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 Base Value. “Base Value” shall have the meaning as set forth in Section 8.3 below.

2.4 Board. “Board” means the Board of Directors of the Company.

2.5 Change in Control. “Change in Control” shall mean:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.6 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1 hereof.

2.8 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.3 hereof.

2.9 Company. “Company” means Therox, Inc., a Delaware corporation, or any entity that is a successor to the Company.

2.10 Covered Employee. “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to shareholders under the Exchange Act.

2.11 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.13 Effective Date. “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.14 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.15 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.16 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.17 FINRA Dealer. “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.18 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.19 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.20 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.5 below, it shall to that extent constitute a Nonqualified Option.

2.21 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.22 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.23 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.24 Optionee. “Optionee” means any Participant who holds an Option.

2.25 Participant. “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Restricted Stock or Restricted Stock Units under the Plan.

2.26 Performance Criteria. “Performance Criteria” means one or more of the following as established by the Committee, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a) Revenue;

(b) Gross profit;

(c) Operating income;

(d) Pre-tax income;

(e) Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(f) Earnings per common share on a fully diluted basis (“EPS”);

(g) Net income of the Company divided by the average common stockholders equity (“ROE”);

(h) Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities (“Cash Flow”);

(i) Adjusted operating cash flow return on income;

(j) Cost containment or reduction;

(k) The percentage increase in the market price of the Company’s common stock over a stated period; and

(l) Individual business objectives.

2.27 Plan Year. “Plan Year” means the twelve consecutive month period ending on October 31.

2.28 Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.

2.29 Repurchase Right. “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.30 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.31 Restricted Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.32 Restricted Stock Award Agreement. “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.33 Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.34 Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.35 Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to a Participant under Section 8 hereof the exercise of which entitles the Participant to receive shares of the Company’s Common Stock having a Fair Market Value equal to the difference between the Base Value per share, as set forth in Section 8.3 below, of the right and the Fair Market Value of a share of Common Stock multiplied by the number of shares subject to the right at such time, subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

2.36 Stock Appreciation Rights Agreement. “Stock Appreciation Rights Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of one or more Stock Appreciation Rights under the Plan.

2.37 Stock Appreciation Rights Holder. “Stock Appreciation Rights Holder” means any Participant who holds an Stock Appreciation Right.

2.38 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

3.3 Section 162(m) Limitation. In no event shall any Participant be granted Options or Stock Appreciation Rights in any one Plan Year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds twenty-five percent (25%) of the shares subject to the plan for such Plan Year as determined pursuant to Section 4.1(a) hereof, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

ARTICLE 4.

PLAN SHARES

4.1 Shares Subject to the Plan.

(a) The number of shares of Common Stock that may be issued under the Plan shall be two million (2,000,000) shares plus an amount that shall be added on the first day of each Plan Year commencing with the Plan Year Ending December 31, 2010 equal to the lessor of: (1) four percent (4%) of the outstanding shares of Common Stock determined on the last day of the immediately preceding Plan Year, or (2) an amount determined by the Administrator (the “Annual Increase”). The Annual Increase shall be subject to an aggregate limitation of no more than one million eight hundred thousand (1,800,000) shares and also subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (1) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (2) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement or Restricted Stock Award Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan, but shall not be taken into account in determining the amount of the Annual Increase for any Plan Year.

(b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options for any Plan Year shall be two million (2,000,000) shares plus, for Plan Years beginning after December 31, 2009, the amount of the Annual Increase determined in subsection (a) above, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements, Stock Appreciation Rights Agreements and Restricted Stock Award Agreements and the limits on the number of shares under Sections 3.3 and 4.1 all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1 Grant of Stock Options. The Administrator shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

5.2 Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a

“margin” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5 Term and Termination of Options. Except for issuances of Incentive Options to 10% Stockholders, the term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. With respect to the issuance of Incentive Options to 10% Stockholders, the term and provisions for termination of each such Incentive Option shall not exceed five (5) years after the date it is granted.

5.6 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8 Nontransferability of Options. Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Committee and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9 Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.10 Repricing Prohibited. Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option Agreement that would have the effect of reducing the exercise price of such an Option previously granted under the Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

5.11 Compliance with Code Section 409A. Notwithstanding anything in this Article 5 to the contrary, all Option Agreements must be structured to satisfy the requirements of Code Section 409A or an applicable exemption therefrom, as determined by the Committee in its sole discretion.

ARTICLE 6.

RESTRICTED STOCK

6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue pursuant to this Plan, at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2 Restricted Stock Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3 Purchase Price.

(a) Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

6.4 Vesting of Restricted Stock. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

6.5 Rights as a Stockholder. Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6 Restrictions. Until vested, shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

6.7 Compliance with Code Section 409A. Notwithstanding anything in this Article 6 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A or an applicable exemption therefrom, as determined by the Committee in its sole discretion.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1 Grants of Restricted Stock Units. The Administrator shall have the right to grant Restricted Stock Units pursuant to this Plan, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2 Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

7.3 Purchase Price.

(a) Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4 Vesting of Restricted Stock Units. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and may vest.

7.5 Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.

7.6 Restrictions. Until vested, Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

7.7 Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A or an applicable exemption therefrom, as determined by the Committee in its sole discretion.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic settlement of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or subject to settlement at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or settlement of a Stock Appreciation Right at any time.

8.2 Stock Appreciation Rights Agreements. Each Stock Appreciation Right granted pursuant to this Plan shall be evidenced by a Stock Appreciation Rights Agreement, which shall specify the number of shares subject thereto, vesting provisions relating to such Stock Appreciation Right and the Base Value per share. As soon as is practicable following the grant of a Stock Appreciation Right, a Stock Appreciation Rights Agreement shall be duly executed and delivered by or on behalf of the Company to the Stock Appreciation Right Holder to whom such Stock Appreciation Right was granted. Each Stock Appreciation Rights Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

8.3 Base Value. The Base Value per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator, except that the Base Value of a Stock Appreciation Right shall not be less than 100% of Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted.

8.4 Term and Termination of Stock Appreciation Rights. The term and provisions for termination of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right may be exercisable or subject to settlement more than ten (10) years after the date it is granted.

8.5 Vesting of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant.

8.6 Exercise or Settlement of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other settlement of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or settlement of the Stock Appreciation Right over the Base Value of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or settled. Upon such exercise or settlement, the Company shall issue to the Stock Appreciation Right Holder a number of shares of Common Stock determined by dividing the amount determined under the preceding sentence by the Fair Market Value of such shares on the date of exercise or settlement, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

8.7 Repricing Prohibited. Without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right Award that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right Award that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by Nasdaq.

8.8 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 8.8, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Committee and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.9 Rights as a Stockholder. A Stock Appreciation Rights Holder or permitted transferee of a Stock Appreciation Rights Holder shall have no rights or privileges as a stockholder with respect to any shares covered by a Stock Appreciation Right until such Stock Appreciation Right has been duly exercised or settled and certificates representing shares issued upon such exercise or settlement have been issued to such person.

8.10 Compliance with Code Section 409A. Notwithstanding anything in this Article 8 to the contrary, all Stock Appreciation Rights Awards must be structured to satisfy the requirements of Code Section 409A or an applicable exemption therefrom, as determined by the Committee in its sole discretion.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards shall be granted, the number of shares to be represented by each Option or Stock Appreciation Right and the number of shares of Common Stock to be subject to Restricted Stock Awards, and the consideration to be received by the Company upon the exercise of such Options or sale of the Restricted Stock or the Restricted Stock Units governed by such Restricted Stock Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Stock Appreciation Rights Agreements and Restricted Stock Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Stock Appreciation Rights Agreement or Restricted Stock Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Stock Appreciation Rights Agreement or Restricted Stock Award Agreement; (g) to accelerate the vesting of any Option or Stock Appreciation Rights Agreement or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option or Stock Appreciation Rights Agreement; (i) to amend outstanding Option Agreements, Stock Appreciation Rights Agreements and Restricted Stock Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

9.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10.

CHANGE IN CONTROL

10.1 Options and Stock Appreciation Rights. In order to preserve a Participant’s rights with respect to any outstanding Options and Stock Appreciation Rights in the event of a Change in Control of the Company:

(a) Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options and Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options or new stock appreciation rights under a new stock incentive program (“New Incentives”) are to be issued in exchange therefor, as provided in subsection (b) below.

(b) Vesting of outstanding Options and Stock Appreciation Rights Agreements shall not accelerate if and to the extent that: (i) the Options and Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options and stock appreciation rights of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options and Stock Appreciation Rights (including the unvested portions thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options or Stock Appreciation Rights are assumed, or if New Incentives of comparable value are issued in exchange therefor, then each such Option and Stock Appreciation Right or new stock option or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee or Stock Appreciation Rights Holder would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option and the aggregate Base Value of each such Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable.

(c) If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement or a Stock Appreciation Right Award Agreement, the vesting of the Option, the Stock Appreciation Right or the New Incentive shall accelerate if and at such time as the Optionee’s or Stock Appreciation Rights Holder’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Rights Agreement, as the case may be.

(d) If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e) The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Rights Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control, and (ii) assumption of such Options and Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) - 10.1(d) above.

(f) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g) If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees and Stock Appreciation Rights Holders not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

10.2 Restricted Stock Awards. In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Awards in the event of a Change in Control of the Company:

(a) All Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and any shares of Restricted Stock or Restricted Stock Units subject to such terminated Repurchase Rights, or Restricted Stock Units, whether or not subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Award Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price.

(b) The Administrator in its discretion may provide in any Restricted Stock Award Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Award Agreement or substitutes new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Restricted Stock Award Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Award Agreement.

ARTICLE 11.

AMENDMENT AND TERMINATION OF THE PLAN

11.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

11.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock Awards may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 12.

TAX WITHHOLDING

12.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or, with respect to the issuance of Restricted Stock, the date that the shares are issued, if the Purchaser makes the election set forth in Code Section 83(b), or, if the Purchaser does not make such election, then, then with respect to the Restricted Stock Award, as of the date that the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock Awards or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 13

MISCELLANEOUS

13.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

13.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

13.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

13.4 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.